UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported): May 15, 2012

SLM Student Loan Trust 2012-3

(Exact name issuing entity as specified in its charter)

DELAWARE	333-166301-07	04-3480392
(State or other jurisdiction of formation)	(Commission File Number)	(I.R.S. employer Identification No.)

c/o Deutsche Bank Trust Company Americas

60 Wall Street, 27th Floor

MSNYC60-2720

New York, New York 10005

(Address of issuer’s principal executive offices)

Issuer’s telephone number including area code: (703) 984-5858

c/o The Bank of New York Mellon Trust Company, National Association

10161 Centurion Parkway

Jacksonville, Florida 32256

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below);

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02 Change of Trustees

Effective May 15, 2012, The Bank of New York Mellon Trust Company, National Association resigned as eligible lender trustee for SLM Student Loan Trust 2012-3 (the “Trust”). Such resignation was a result of the notice of resignation received by the Depositor on October 24, 2011.

The administrator has designated Deutsche Bank Trust Company Americas, as successor eligible lender trustee for the Trust. Deutsche Bank Trust Company Americas has accepted such designation and effective May 15, 2012 is the eligible lender trustee for the Trust. Deutsche Bank Trust Company Americas has and is currently serving as eligible lender trustee for numerous securitization transactions and programs involving pools of student loan receivables.

The eligible lender trustee holds legal title, on behalf of the trust, to all the trust student loans purchased on the closing date and during the supplemental purchase period. The eligible lender trustee, on behalf of the trust, has entered into separate guarantee agreements with the guarantee agencies with respect to the trust student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust student loans for all purposes under the Higher Education Act and the guarantee agreements.

The eligible lender trustee will act on behalf of the excess distribution certificateholder and represent and exercise the rights and interests of the excess distribution certificateholder under the trust agreement. Except as specifically delegated to the administrator in the administration agreement, the eligible lender trustee will also execute and deliver all agreements required to be entered into on behalf of the trust.

The liability of the eligible lender trustee in connection with the issuance and sale of the notes consists solely of the express obligations specified in the trust agreement and sale agreement. The eligible lender trustee is not personally liable for any actions or omissions that were not the result of its own bad faith, willful misconduct or negligence. The eligible lender trustee is entitled to be indemnified by the administrator (at the direction of the depositor) for any loss, liability or expense (including reasonable attorneys’ fees) incurred by it in connection with the performance of its duties under the indenture and the other transaction documents. Affiliates of the depositor maintain banking relations with the eligible lender trustee.

Deutsche Bank Trust Company Americas may resign as eligible lender trustee at any time. The administrator may also remove Deutsche Bank Trust Company Americas as the eligible lender trustee if it becomes insolvent or ceases to be eligible to continue as trustee. In the event of such a resignation or removal, the administrator will appoint a successor. The resignation or removal of Deutsche Bank Trust Company Americas as the eligible lender trustee and the appointment of a successor will become effective only when a successor accepts its appointment. To the extent expenses incurred in connection with the replacement of the eligible lender trustee are not paid by the eligible lender trustee that is being replaced or by the successor trustee, the depositor will be responsible for the payment of such expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the issuing entity has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012	SLM Funding LLC, the Depositor for itself as Registrant and on behalf of SLM STUDENT LOAN TRUST 2012-3

	By:	/s/ STEPHEN O’CONNELL
	Name:	Stephen O’Connell
	Title:	Vice President